McGLADREY & PULLEN, LLP
                 Certified Public Accountants and Consultants




                       CONSENT OF INDEPENDENT AUDITORS



       We hereby consent to the use of our Report dated January 10, 1997 on the financial statements of Lexington Corporate Leaders Trust Fund referred to therein, which appears in Post-Effective Amendment No. 36 to the Registration Statement on Form S-6 as filed with the Securities and Exchange Commission.

        We also consent to the reference to our firm in the Prospectus under the captions "Selected Financial Information" and "Auditors."



                                          /s/  McGladrey & Pullen, LLP
                                               McGladrey & Pullen, LLP

New York, New York
April 29, 1997